UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

The Parking REIT Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 W. POST ROAD SUITE 200, LAS VEGAS, NV	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

Item 8.01. Other Events.

Background

As previously disclosed, The Parking REIT, Inc. (the “Company”) is currently a defendant, along with certain current and former directors of the Company and other named defendants, in three pending stockholder putative class actions.  Those actions are (i) SIPDA Revocable Trust, by Trenton J. Warner, Director v. The Parking REIT, Inc., et al., Case No. 2:19-cv-00428, filed in the United States District Court for the District of Nevada on or about March 12, 2019; (ii) Arthur Magowski, as custodian of his IRA v. The Parking REIT, Inc., et al., Case No. 24-C-19-003125, filed in the Circuit Court for Baltimore City on or about May 31, 2019; and (iii) Michelle Barene, as custodian of her IRA v. The Parking REIT, Inc., et al., Case No. 24-C-19-003527, filed in the Circuit Court for Baltimore City on or about June 28, 2019.  In addition, by letter dated June 19, 2019, Mr. Magowski, through his counsel, also made a derivative demand upon the Company’s Board of Directors to initiate certain litigation on behalf of the Company similar in substance to the three lawsuits listed above.  The matters described in this paragraph are collectively referred to as the “Litigations.”

Settlement

                The parties to the Litigations, including the Company, have now entered into a Stipulation and Agreement of Compromise, Settlement and Release dated as of April 6, 2021 (the “Settlement Stipulation”) for the settlement of the Litigations, subject to court approval. The proposed settlement, as memorialized by the Settlement Stipulation, provides for a class-based settlement and has been submitted to the Circuit Court for Baltimore City, Maryland (the “Maryland Court”) for consideration and approval. As part of this process, by Order dated April 20, 2021, the Maryland Court preliminarily approved the proposed settlement and authorized that notice of the settlement be given to the class of the Company’s common stockholder covered by the proposed settlement and who are, therefore, class members. As part of the notice to class members, the Court’s April 20, 2021 Order requires that the Company file as an exhibit to this Form 8-K the attached Notice of Pendency and Proposed Settlement of Class and Derivative Action, Settlement Approval Hearing, and Right to Appear (the “Long-Form Notice”). The Long-Form Notice, which is also being mailed to class members by the Settlement Administrator, contains important information regarding the rights of stockholders who are class members with respect to the proposed settlement. The foregoing description is qualified in its entirety by reference to the complete text of the Long-Form Notice, which is attached as Exhibit 99.1 hereto, and the Settlement Stipulation, which is available for review on the investor relations portion of the Company’s corporate website and on the Settlement Administrator’s website (www.theparkingreitsettlement.com).

 Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibits	Description
99.1	Notice of Pendency and Proposed Settlement of Class and Derivative Action, Settlement Approval Hearing, and Right to Appear

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021 THE PARKING REIT, INC. /s/ Michael V. Shustek By: Michael V. Shustek Title: Chief Executive Officer